Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 969-3755
tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS THIRD QUARTER RESULTS

Per Share Net Income of $0.20 and Normalized FFO of $0.33

Continues to Deliver Accretive Acquisitions; $5 Billion Pipeline Opportunities

Birmingham, AL – October 31, 2019 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the third quarter ended September 30, 2019 and recent highlights.

“We are delighted with where we stand at the end of the third quarter of this record breaking year,” said Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer. “On top of the $3.4 billion of previously announced accretive investments, we added another $282 million in high-quality assets recently and are poised for even more significant acquisitions soon.”

Year-to-date, MPT has acquired and leased to well-positioned hospital operators approximately $3.7 billion of hospital real estate, a growth in assets of 40% since the beginning of the year. The acquired facilities, which are 100% leased, generate an average GAAP rate of approximately 8.0% resulting in immediately accretive results to Normalized FFO per share. Notwithstanding the record level of investments and FFO and dividend growth already achieved in 2019, the Company expects additional near-term acquisition opportunities as described by Aldag. “The market activity for hospital real estate continues to expand as operators across the globe recognize opportunities to access low cost permanent capital through efficient use of their real estate assets,” said Aldag. “MPT’s demonstrated ability to execute large acquisitions promptly and with certainty has provided us a competitive advantage over other hospital investors and has led to our commanding market share. We continue to actively pursue transactions totaling as much as $5.0 billion, some of which may close during the next few quarters.”

THIRD QUARTER AND RECENT HIGHLIGHTS

•	Net income of $0.20 and Normalized Funds from Operations (“NFFO”) of $0.33 in the third quarter, both on a per diluted share basis;

•

Acquired three inpatient rehabilitation facilities for $196 million and seven long-term acute care facilities for $58 million, with lease coverages of approximately two times and five times, respectively;

•

Commenced development of a $28 million, 92-bed freestanding behavioral health facility in Houston, Texas to be operated by NeuroPsychiatric Hospitals with an estimated opening in the third quarter of 2020;

•	Completed the previously announced investment in real estate and other assets of Watsonville Community Hospital for $55 million;

•	Sold $250 million of equity in the third quarter under MPT’s “at-the market” program at an average price of $18.62.

Previously announced acquisitions and capital markets activities completed in the third quarter:

•	$423 million acquisition of eight acute care hospitals in the UK operated by Ramsay Health Care;

•	$1.55 billion acquisition of 14 acute care hospitals and two behavioral health hospital facilities operated by Prospect Medical Holdings, Inc.;

•	51.75 million share issuance of common stock for net proceeds of approximately $858 million;

•	$900 million issuance of 4.625% senior notes due 2029 at issue price of 99.5% of par value for net proceeds of approximately $885 million.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to NFFO, all on a basis comparable to 2018 results. In addition, a reconciliation of pro forma total gross assets to total assets is included in the financial tables accompanying this press release.

PORTFOLIO UPDATE

The Company has pro forma total gross assets of approximately $13.6 billion, including $10.5 billion in general acute care hospitals, $1.7 billion in inpatient rehabilitation hospitals, and $0.4 billion in long-term acute care hospitals. This pro forma portfolio includes 349 properties representing approximately 39,000 licensed beds in 33 U.S. states and in Germany, the United Kingdom, Switzerland, Italy, Spain and Australia.

OPERATING RESULTS AND OUTLOOK

Net income for the third quarter of 2019 was $89.8 million (or $0.20 per diluted share), compared to $736.0 million (or $2.00 per diluted share) in the third quarter of 2018 resulting from $695.2 million of gains from sales that include a joint venture transaction by which MPT sold a 50% interest in a portfolio of 71 German post-acute hospitals.

NFFO for the third quarter of 2019 was $147.5 million compared to $127.2 million in the third quarter of 2018. Per share NFFO was $0.33 per diluted share in the third quarter of 2019, compared to $0.35 per diluted share in the third quarter of 2018.

The Company expects an annual run-rate of $1.10 to $1.12 per diluted share for net income and $1.56 to $1.58 per diluted share for NFFO based on year-to-date transactions in 2019.

A reconciliation of NFFO guidance to net income is included with the financial tables accompanying this press release.

These estimates do not include the effects, if any, of unexpected real estate operating costs, changes in accounting pronouncements, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates may change if the Company acquires or sells assets in amounts that are different from estimates, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from our equity investments vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, October 31, 2019 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended September 30, 2019. The dial-in numbers for the conference call are 844-535-3969 (U.S. and Canada) and 409-937-8903 (International); both numbers require passcode 4549247. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through November 14, 2019. Dial-in numbers for the replay are 855-859-2056 and 404-537-3406 for U.S./Canada and International callers, respectively. The replay passcode for all callers is 4549247.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to acquire and develop net-leased hospital facilities. The Company’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of transactions; annual run-rate net income and NFFO per share; the amount of acquisitions of healthcare real estate, if any; results from potential sales and joint venture arrangements, if any; capital markets conditions; estimated leverage metrics; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in equity investments and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

# # #

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	September 30, 2019	December 31, 2018
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$7,310,604	$5,268,459
Mortgage loans	1,268,563	1,213,322
Net investment in direct financing leases	688,891	684,053
Investment in sale leaseback transactions	1,390,619	—

Gross investment in real estate assets	10,658,677	7,165,834
Accumulated depreciation and amortization	(571,589)	(464,984)

Net investment in real estate assets	10,087,088	6,700,850

Cash and cash equivalents	461,622	820,868
Interest and rent receivables	25,653	25,855
Straight-line rent receivables	299,993	220,848
Equity investments	777,102	520,058
Other loans	521,398	373,198
Other assets	279,297	181,966

Total Assets	$12,452,153	$8,843,643

Liabilities and Equity
Liabilities
Debt, net	$6,096,232	$4,037,389
Accounts payable and accrued expenses	249,642	204,325
Deferred revenue	16,377	13,467
Obligations to tenants and other lease liabilities	103,084	27,524

Total Liabilities	6,465,335	4,282,705
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 500,000 shares; issued and outstanding - 459,778 shares at September 30, 2019 and 370,637 shares at December 31, 2018	460	371
Additional paid-in capital	5,972,341	4,442,948
Retained earnings	51,702	162,768
Accumulated other comprehensive loss	(50,186)	(58,202)
Treasury shares, at cost	(777)	(777)

Total Medical Properties Trust, Inc. Stockholders’ Equity	5,973,540	4,547,108
Non-controlling interests	13,278	13,830

Total Equity	5,986,818	4,560,938

Total Liabilities and Equity	$12,452,153	$8,843,643

(A) Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues
Rent billed	$124,361	$118,238	$343,841	$369,076
Straight-line rent	31,026	18,293	76,813	49,157
Income from direct financing leases	17,502	18,998	52,168	55,613
Interest and other income	51,867	41,467	124,937	130,098

Total revenues	224,756	196,996	597,759	603,944
Expenses
Interest	64,519	57,215	167,396	172,364
Real estate depreciation and amortization	40,833	29,949	108,161	100,217
Property-related (A)	4,038	2,719	15,394	6,823
General and administrative	23,286	20,982	69,009	58,352
Acquisition costs	—	506	—	917

Total expenses	132,676	111,371	359,960	338,673
Other income (expense)
Gain on sale of real estate and other, net	209	647,204	62	672,822
Earnings from equity interests	3,474	3,116	11,635	10,542
Unutilized financing fees	(3,959)	—	(4,873)	—
Other	(2,282)	2,595	(1,497)	(4,297)

Total other income	(2,558)	652,915	5,327	679,067

Income before income tax	89,522	738,540	243,126	944,338
Income tax benefit (expense)	745	(2,064)	3,352	(4,802)

Net income	90,267	736,476	246,478	939,536
Net income attributable to non-controlling interests	(481)	(442)	(1,432)	(1,334)

Net income attributable to MPT common stockholders	$89,786	$736,034	$245,046	$938,202

Earnings per common share - basic:
Net income attributable to MPT common stockholders	$0.20	$2.01	$0.60	$2.56

Earnings per common share - diluted:
Net income attributable to MPT common stockholders	$0.20	$2.00	$0.60	$2.56

Weighted average shares outstanding - basic	439,581	365,024	404,902	364,934
Weighted average shares outstanding - diluted	440,933	366,467	406,100	365,784
Dividends declared per common share	$0.26	$0.25	$0.76	$0.75

(A) Includes $2.9 million and $11.4 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three and nine months ended September 30, 2019, respectively. These costs are required to be presented on a gross basis (with offset included in Interest and other income), following our adoption of the new lease accounting standard on January 1, 2019. We presented similar items in the prior year on a net basis.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
FFO information:
Net income attributable to MPT common stockholders	$89,786	$736,034	$245,046	$938,202
Participating securities’ share in earnings	(432)	(290)	(1,354)	(808)

Net income, less participating securities’ share in earnings	$89,354	$735,744	$243,692	$937,394
Depreciation and amortization	50,163	32,641	130,424	104,314
Gain on sale of real estate and other, net	(209)	(647,204)	(62)	(672,822)

Funds from operations	$139,308	$121,181	$374,054	$368,886

Write-off of straight-line rent and other, net of tax benefit	4,230	4,321	7,232	17,615
Unutilized financing fees	3,959	—	4,873	—
Acquisition costs, net of tax benefit	—	1,661	—	2,072

Normalized funds from operations	$147,497	$127,163	$386,159	$388,573

Share-based compensation	9,087	4,970	22,119	11,695
Debt costs amortization	2,659	1,952	6,914	5,543
Straight-line rent revenue and other	(39,204)	(26,743)	(96,762)	(74,544)

Adjusted funds from operations	$120,039	$107,342	$318,430	$331,267

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.20	$2.00	$0.60	$2.56
Depreciation and amortization	0.12	0.09	0.32	0.29
Gain on sale of real estate and other, net	—	(1.76)	—	(1.84)

Funds from operations	$0.32	$0.33	$0.92	$1.01
Write-off of straight-line rent and other, net of tax benefit	0.01	0.01	0.02	0.04
Unutilized financing fees	—	—	0.01	—
Acquisition costs, net of tax benefit	—	0.01	—	0.01

Normalized funds from operations	$0.33	$0.35	$0.95	$1.06
Share-based compensation	0.02	0.01	0.05	0.03
Debt costs amortization	0.01	0.01	0.02	0.02
Straight-line rent revenue and other	(0.09)	(0.08)	(0.24)	(0.20)

Adjusted funds from operations	$0.27	$0.29	$0.78	$0.91

Notes:

(A) Certain line items above (such as real estate depreciation) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with the activity of all of our equity interests in the “Earnings from equity interests” line on the consolidated statements of income.

(B) Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) non-cash revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Annual Run-Rate Guidance Reconciliation

(Unaudited)

	Annual Run-Rate Guidance - Per Share(1)
	Low	High
Net income attributable to MPT common stockholders	$1.10	$1.12
Participating securities’ share in earnings	—	—

Net income, less participating securities’ share in earnings	$1.10	$1.12
Depreciation and amortization	0.46	0.46

Funds from operations	$1.56	$1.58
Other adjustments	—	—

Normalized funds from operations	$1.56	$1.58

(1)

The guidance is based on current expectations and actual results or future events may differ materially from those expressed in this table, which is a forward-looking statement within the meaning of the federal securities laws. Please refer to the forward-looking statement included in this press release and our filings with the Securities and Exchange Commission for a discussion of risk factors that affect our performance.

Pro Forma Total Gross Assets

(Unaudited)

(Amounts in thousands)	September 30, 2019
Total Assets	$12,452,153
Add:
Binding real estate commitments on new investments(2)	27,500
Unfunded amounts on development deals and commenced capital improvement projects(3)	130,096
Accumulated depreciation and amortization	571,589
Incremental gross assets of our joint ventures(4)	530,593
Less:
Cash and cash equivalents	(157,596)

Pro Forma Total Gross Assets(5)	$13,554,335

(2)	Reflects a commitment to finance the development of a facility in Texas.
(3)	Includes $43.3 million unfunded amounts on ongoing development projects and $86.8 million unfunded amounts on capital improvement projects and development projects that have commenced rent.
(4)	Adjustment needed to reflect our share of our joint ventures’ gross assets.
(5)

Pro forma total gross assets is total assets before accumulated depreciation/amortization and assumes all real estate binding commitments on new investments and unfunded amounts on development deals and commenced capital improvement projects are fully funded. We believe pro forma total gross assets is useful to investors as it provides a more current view of our portfolio and allows for a better understanding of our concentration levels as our binding commitments close and our other commitments are fully funded.